Exhibit 99.1

Assertio Announces $5.0 Million Insurance Settlement and General Corporate Updates

LAKE FOREST, Ill., February 3, 2021 (GLOBE NEWSWIRE) -- Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT) today announced that its subsidiary Assertio Therapeutics, Inc. (“Assertio Therapeutics”) entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) with its primary product liability insurer, Navigators Specialty Insurance Company and Navigators Insurance Company (“Navigators”).

The Settlement Agreement resolves the previously disclosed declaratory judgment action that Navigators filed in 2019, and Assertio Therapeutics’ related counterclaims, stemming from a dispute as to whether the opioid lawsuits brought against Assertio Therapeutics beginning in May 2018 are covered under its life sciences liability policies with Navigators.

Pursuant to the Settlement Agreement, Navigators has agreed to pay $5.0 million of its $10.0 million primary policy to Assertio Therapeutics by February 17, 2021.

“We are very pleased with this outcome,” said Dan Peisert, President and Chief Executive Officer of Assertio. “It is an important recovery for the Company and does not affect our ability to pursue other sources of recovery, including the excess layers of our insurance.”

The Company is updating its previously stated range for the cost of the restructuring announced on December 15, 2020 from $8.0 to $10.0 million to $11.0 to $12.0 million to account for additional non-cash charges relating to the write-off of certain office lease and furniture assets. In addition, the Company has determined certain events existed at the end of fiscal year 2020 representing a triggering event for an impairment assessment of its long-lived assets and goodwill. Although the Company has not yet completed its impairment assessment, it expects to recognize a non-cash impairment charge of no less than $9.0 million for the quarterly period ended December 31, 2020.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers

investor@assertiotx.com

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio’s current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as “anticipate,” ‘believe,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “would,” “will,” “aim” or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and Assertio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

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